U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2020

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AKER	The NASDAQ Capital Market

Item 1.01 Entry Into a Material Definitive Agreement.

As we previously reported in our Current Report on From 8-K, dated March 24, 2020, Akers Biosciences, Inc. (the “Company” or “we”) entered into a Membership Interest Purchase Agreement (the “MIPA”), dated March 23, 2020, with the members of Cystron Biotech, LLC (the “Sellers”), pursuant to which the Company acquired 100% of the membership interests of Cystron Biotech, LLC (“Cystron”) from the Sellers. Among other things, the MIPA provided that the Company shall (A) make an initial payment to the Sellers of up to $1,000,000 upon the Company’s receipt of cumulative gross proceeds from the consummation of equity offerings after the date of the MIPA of $8,000,000 in the aggregate, and (B) pay to Sellers an amount in cash equal to 10% of the gross proceeds in excess of $8,000,000 raised from future equity offerings after the date of the MIPA until the Sellers have received an aggregate additional cash consideration equal to $10,000,000 (collectively, the “Equity Offering Payments”). On May 14, 2020, the Company and the Sellers entered into Amendment No. 1 to the MIPA, which provided that any Equity Offering Payments in respect of an equity offering that is consummated prior to September 23, 2020, shall be accrued, but shall not be due and payable until September 24, 2020. The other provisions of the MIPA remain unmodified and in full force and effect.

Item 8.01 Other Events.

On May 14, 2020, the Company issued a press release announcing that Premas Biotech PVT Ltd. (“Premas”), its partner in the development of a vaccine candidate that is seeking to address the COVID-19 pandemic, has successfully completed its vaccine prototype.

We continue to sell our rapid, point-of-care screening and testing products, but at continued reduced volumes compared to prior years. As a result, we continue to experience low sales revenue from our screening and testing products. We are also experiencing a production backlog for some of our screening and testing products, which will further reduce our sales revenue. In addition, as we previously reported, we eliminated our sales force for our screening and testing products. In light of these facts and the progress that we have made in our partnership with Premas for the development of a vaccine candidate for COVID-19, as previously announced, we recently initiated a strategic review of the screening and testing products business. As part of this review, we are exploring potential strategic and alternative transactions, which may include the disposition or winddown of our screening and testing products business. As a result, the makeup of our lines of business is subject to change.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated May 14, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Dated: May 14, 2020	/s/ Christopher C. Schreiber
Christopher C. Schreiber
Executive Chairman of the Board of Directors and Director